UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Soliciting Material under §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential © 2020. Varian Medical Systems, Inc. For immediate recipient only. Combining with Siemens Healthineers to Accelerate Our Vision and Empower More Clinicians and Patients Around the World Senior Leader Briefing Dow Wilson

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Forward Looking Statements 2 Additional Information About the Merger and Where to Find It This communication relates to the proposed transaction involving Varian. This communication is not intended to and does not c ons titute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Varian will file relevant materials with the U.S. Securities and Exchange Commissio n ( the “SEC”), including Varian’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Varian may file with the SEC or sen d t o its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF VARIAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING TH E PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holde rs will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and Varian’s website, www.varian.com. In addition, the documents (when avai lab le) may be obtained free of charge by directing a request to Investor Relations by email at investors@varian.com or by calling (650) 424 - 5631 . Participants in the Solicitation Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the hold ers of Varian’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Varian is set forth in the definitive proxy statement for Varian’s 2020 Annual Meeting of St ockholders, which was filed with the SEC on December 20, 2019, or its Annual Report on Form 10 - K for the year ended September 27, 2019, and in other documents filed by Varian with the SEC. Other information regardin g the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be fil ed with the SEC in respect of the proposed transaction when they become available . Forward - Looking Statements Except for historical information, this communication contains forward - looking statements within the meaning of the Private Secu rities Litigation Reform Act of 1995. Statements concerning Varian’s future orders and the anticipated impact of the COVID - 19 pandemic on Varian’s business; and any statements using the terms “could,” “believe,” “expect ,” “promising,” “outlook,” “should,” “well - positioned,” “will” or similar statements are forward - looking statements that involve risks and uncertainties that could cause Varian’s actual results to differ materially fr om those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID - 19 pandemic on Varian’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand fo r products and services, and Varian’s financial results and condition; (2) Varian’s ability to successfully manage the challenges associated with the COVID - 19 pandemic; (3) Varian’s ability to achieve expected synergies fro m acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the im pact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Me dicaid), and/or changes in third - party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian’s products; (11) Varian’s ability to d eve lop, commercialize and deploy new products; (12) Varian’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start - up operations of particle therapy centers, challenges associated with commercializing Varian’s Proton Solutions business; (15) c hal lenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian’s reliance on sole or limited - source suppliers; (18) Varian’s ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, ch ange or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain the approval of Varian’s stockholders, the failure to obtain certain required regulatory approvals or the f ail ure to satisfy any of the other closing conditions to the completion of the transaction, (24) risks related to disruption of management’s attention from Varian’s ongoing business operations due to the transaction; (25) the ef fec t of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating re sults and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; and (27) the other risks listed from time to time in Varian’s filings with the SEC. For addit ion al information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian’s Annual Report on Form 10 - K for the year ended September 27, 2019 and subse quent Current Reports on Form 8 - K and Quarterly Reports on Form 10 - Q filed with the SEC. Varian assumes no obligation to update or revise the forward - looking statements in this communication because of new i nformation, future events, or otherwise .

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Varian to Combine with Siemens Healthineers Accelerating our Vision of Creating a World Without Fear of Cancer 3

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Shaping the Future of Healthcare Accelerates our mission Meaningfully increases our patient care impact Broadens opportunities for our employees as part of a larger and more diversified organization Delivers immediate and compelling value to our shareholders Why this Combination Makes Sense 4

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Who is Siemens Healthineers? 5 • Global medical technology company with over 120 years of experience shaping the future of healthcare • Leader in detection and diagnosis, with a focus on innovation and passion for supporting, serving and inspiring customers for the benefit of patients worldwide • One of the largest employers in the healthcare industry • Partners with 90% of global top 100 healthcare providers • Strategic partner of Varian since 2012 • Shares our belief that people are the drivers of a company’s success A Fellow Industry Leader and Innovator

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Siemens Healthineers — Part of a Global Organization 6 Governance Units Corporate Development (e.g. IoT Services, CT, Next47, Portfolio Companies) Services Companies (Financial Services, Global Business Services, Real Estate Services) Operating Companies Smart Infrastructure Digital Industries Siemens Energy Siemens Mobility Strategic Companies 72,400 Employees €15.2bn Revenue 76,200 Employees €16.1bn Revenue Siemens Energy part of discontinued operations since Q2/20 36,800 Employees €8.9bn Revenue 52,000 Employees €14.5bn Revenue 85% shareholder

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Siemens Healthineers’ Newest Addition Following close, we expect to continue operating under the Varian name as an independent company within Siemens Healthineers 7 Varian 4 th segment Globally Leading Businesses Imaging Diagnostics Advanced Therapies Siemens Energy* • Computed tomography • Magnetic resonance • Molecular imaging • X - ray products • Syngo software • Ultrasound • Clinical chemistry, Immunoassay • Hemostasis, hematology • Blood gas, urinalysis • Molecular virology and liquid biopsy • Automation and IT • Angio systems • Mobile C - arms • Hybrid ORs • Imaging for radiation oncology

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential 2.8M patients 6M patients 20M patients Accelerating Varian’s Horizon Expansion 8

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Highly Complementary Portfolios Connecting with Patients Throughout Entire Continuum of Cancer Care 9 9 1 2 3 4 5 6 Care Team Screening Imaging Treatment Planning Treatment Survivorship Follow - Up

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Talent & Solutions Talent & Solutions Positively Disrupting Oncology Care 10 More Efficient Diagnosis Increased Treatment Quality & Access Personalized Precision Care Improved Outcomes

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Next Steps From Now Until Close... It's Business as Usual For Most of Our Organization 11 Expect transaction to be completed in first half of 2021 Until then, Varian and Siemens Healthineers will continue to operate as two separate companies Please remain focused on closing the year out strong and on delivering for our customers and patients who rely on us in the fight against cancer The announcement is just the first step, and we are committed to keeping you updated along the way If you are contacted by outside parties, please d o not comment and direct questions from the media to Kathy Conner or investors to Anshul Maheshwari

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential The Resilience of Our Teams Our Own Resilience The Resilience of Our Business • Take a moment to assess how you’re feeling • Equip yourself with information available − Leverage leader toolkit • Stay connected with your leader and HR support. Help us understand how to best support you • Be present, visible and available − Regularly check in on team members − Understand how they’re doing • Keep lines of communication open… even when there isn’t much to communicate • Be prepared to address employee concerns − What does this mean for me? − What does this mean for my role? • Remain committed to Varian’s revised 2H employee, customer and shareholder priorities − Q4 is a critical quarter for us • Help make this transition seamless for our teams and stakeholders 12 As Leaders We Have Three Focus Areas…

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential Resources to Support You 13 • For senior leader communication updates between meetings • Central repository for leader resources • Two - way channel for questions • Press release • Employee email and FAQ • Key messages • PPT deck to use at team meetings MS Teams Site Leader Toolkit

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential VARIAN CONFIDENTIAL – INTERNAL USE ONLY Timeline of Key Activities 14 • CEO All Employee Webcast − Aug 2, 5:30 pm pacific/8:30 am China − Aug 3, 9:00 am pacific/6:00 pm Switzerland  • CEO All Employee Quarterly Update Webcast − Aug 11, 9:00 am pacific/6:00 pm Switzerland  − Aug 11, 5:30 pm pacific/8:30 pm China • Sr. Leader Briefing − Aug 18, 6:30 am pacific/3:30 pm Switzerland/9:30 pm China

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential Do... • DO remain optimistic, confident and forward looking. Remember that the way you speak about this transaction will impact how others respond. This is good news for Varian, and it is important that you stay positive and forward - looking. Please encourage your team members to do the same. • DO support your team. It is natural for employees to have questions about this announcement, and your team will be looking to you for reassurance. In the days ahead, please make yourself available to discuss the announcement and answer your team’s questions to the extent you are able. Be sensitive to their needs and listen to their concerns. • DO stay on message. We have provided talking points to guide conversations you may have with members of your team. To ensure we are being consistent in our communications about this announcement, please stick to these approved messages, as well as those in the attached materials. • DO reassure our stakeholders we are operating as usual. We want to ensure that this is a seamless transition for all of our stakeholders. Customers, partners, suppliers and distributors should not expect any immediate changes to how we work with them. • DO remain focused. While there is a lot to be excited about, please keep in mind, and remind your teams, that today’s announcement is just the first step toward bringing our companies together. There are a number of approvals we must receive and customary conditions that we have to satisfy before the transaction can be completed. Until that time, Varian and Siemens Healthineers will continue to operate as separate, independent companies and it will remain business as usual at Varian. The most important thing our team can do is remain focused on supporting our customers and their patients. 15

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential Don't... • DON’T stray from the approved messages. The attached documents have been approved by legal counsel and will be filed with the SEC. Do not add to or change these materials or any other communications you may receive in the future regarding this transaction. If you receive questions that cannot be answered with the materials provided, it is perfectly acceptable to say, “This was just announced. Let me look into those details and get back to you.” • DON’T post your own opinions on social media . You are a representative of Varian and your words could be viewed as the Company’s. While you can retweet or share the approved posts from Varian’s corporate social channels, do not voice your own opinions or use any unapproved language on social media. • DON’T reach out to Siemens Healthineers. While we’re excited to join forces with Siemens Healthineers, until the transaction is completed, we will continue to operate as a separate, independent company. Do not reach out to your counterpart at Siemens Healthineers regarding the transaction or any future integration planning efforts. • DON’T share sensitive information. Per our usual policies, do not share confidential information with people outside Varian – this includes members of the Siemens Healthineers community. 16

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential © 2020. Varian Medical Systems, Inc. For immediate recipient only.. Questions & Answers 17

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential Vision: A World Without Fear of Cancer